SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OMNOVA SOLUTIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation or Organization)

34-1897652
(I.R.S. Employer Identification No.)

175 Ghent Road, Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

OMNOVA SOLUTIONS INC.
AMENDED AND RESTATED 1999 EQUITY AND PERFORMANCE INCENTIVE PLAN
(Full Title of the Plan)

Kristine C. Syrvalin
Corporate Secretary and Assistant General Counsel
OMNOVA Solutions Inc.
175 Ghent Road
Fairlawn, Ohio 44333-3300
(Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service:     330/869-4200

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title Of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount Of
To Be	To Be	Price Per	Offering	Registration
Registered	Registered	Share (1)	Price (1)	Fee

Common Stock Par Value $0.10	1,700,000	$4.005	$6,808,500	$626.38

(1)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) (1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sale prices for such common stock, par value $0.10 per share of OMNOVA Solutions Inc. (“Common Stock”) on the New York Stock Exchange on October 10, 2002.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1 Opinion of James C. Lemay
Exhibit 23.1 Consent of Ernst & Young LLP
Exhibit 24.1 Powers of Attorney

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     This Registration Statement has been filed to register additional shares of the Registrant’s common stock made available under OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan (“Plan”) by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s earlier Registration Statement on Form S-8 (Registration No. 333-88145) are incorporated herein by reference.

Item 5.     Interests of Named Experts and Counsel.

     The opinion and consent of James C. LeMay, Senior Vice President, Business Development; General Counsel of the Registrant, addressing certain legal matters is attached hereto as Exhibit 5.1. Mr. LeMay is an officer of Registrant and eligible to receive awards under the Plan.

Item 8.     Exhibits.

3.1	Amended and Restated Articles of Incorporation of OMNOVA Solutions Inc.

3.2	Amended and Restated Code of Regulations of OMNOVA Solutions Inc.

5.1	Opinion of James C. LeMay, Senior Vice President, Business Development; General Counsel of OMNOVA Solutions Inc., regarding the legality of shares being registered

10.1	OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan

23.1	Consent of Ernst & Young LLP

23.3	Consent of James C. LeMay (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on October 15, 2002.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin Kristine C. Syrvalin Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

* Kevin M. McMullen	Chairman, Chief Executive Officer and President

/s/ Michael E. Hicks Michael E. Hicks	Senior Vice President and Chief Financial Officer; Treasurer

* E. P. Campbell	Director

* D. A. Daberko	Director

* D. R. Holmes	Director

* D. E. McGarry	Director

* S. W. Percy	Director

* R. B. Pipes	Director

* W. R. Seelbach	Director

*     This Registration Statement has been signed on behalf of the above officers and directors by Kristine C. Syrvalin, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: October 15, 2002	By:	/s/ Kristine C. Syrvalin Kristine C. Syrvalin

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of OMNOVA Solutions Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999 (File No. 1-15147))

3.2	Amended and Restated Code of Regulations of OMNOVA Solutions Inc. (incorporated by reference to Exhibit 3.4. to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999 (File No. 1-15147))

5.1	Opinion of James C. LeMay, Senior Vice President, Business Development; General Counsel of OMNOVA Solutions Inc., regarding legality of shares being registered

10.1	OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan (incorporated by reference to Annex A to the Company’s Notice of 2002 Annual Meeting and Proxy Statement filed with the Commission on February 19, 2002 (File No. 1-15147))

23.1	Consent of Ernst & Young LLP

23.2	Consent of James C. LeMay (included in Exhibit 5.1)

24.1	Powers of Attorney